                        2,500,000 Shares of Common Stock



                             CyberGuard Corporation


                             UNDERWRITING AGREEMENT


                                 July __, 1996


BEAR, STEARNS & CO. INC.
COWEN & COMPANY
FURMAN SELZ LLC
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

                 CyberGuard Corporation, a corporation organized and existing under the laws of Florida (the "Company"), and certain stockholders of the Company named in Schedule I hereto (the "Selling Stockholders"), propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock has attached to it a Preferred Stock Purchase Right (a "Right"). Unless the context otherwise requires, all references in this Agreement to Common Stock include the attached Rights. Of the 2,500,000 shares of the Firm Shares, 1,797,978 are being sold by the Company and 702,022 by the Selling Stockholders. In addition, the Company proposes to grant to the Underwriters an option to purchase for the sole purpose of covering over- allotments in connection with the sale of the Firm Shares, up to an additional 375,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.
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                 1.  Representations and Warranties of the Company. The Company
represents and warrants to, and agrees with, the Underwriters that:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-04407), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). A second registration statement on Form S-3 with respect to the Shares may also be prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations of the Commission under the Act (the "Regulations") and if to be so prepared, will be filed with the Commission under the Securities Act pursuant to Rule 462(b) of the Regulations. "Primary Registration Statement" means the first registration statement referred to in the first sentence of this Section 1(a), as amended at the time of its effectiveness, "Rule 462(b) Registration Statement" means the second registration statement, if any, referred to in the second sentence of this Section 1(a), as filed with the Commission, and "Registration Statements" means both the Primary Registration Statement and any Rule 462(b) Registration Statement, including in each case the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the Primary Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434, and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Primary Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus".
         The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statements, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Primary Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to either of the Registration Statements, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of such Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

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                 (b)  At the time of the effectiveness of the Primary
         Registration Statement (and the Rule 462(b) Registration Statement, if any) or the effectiveness of any post-effective amendment to the Registration Statements, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statements and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statements, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Primary Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statements or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                 (c) (i) KPMG Peat Marwick LLP ("KPMG") and Ernst & Young LLP ("Ernst & Young") who have certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statements, are current and former independent public accountants of the Company, respectively, as required by the Act and the Regulations.

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                 (ii)  Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") who have certified the financial statements for Concurrent Computer Corporation ("Concurrent") incorporated by reference in the Registration Statements, are independent public accountants of Concurrent as required by the Act and the Regulations.

                 (d) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, except as set forth in the Registration Statements and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statements and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statements and the Prospectus.

                 (e) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                 (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not in any material respect (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
         (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for

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         the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                 (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares to be sold by the Company hereunder, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statements and the Prospectus. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statements and the Prospectus.

                 (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all property necessary to conduct the business of such entity as described in the Registration Statements and the Prospectus. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statements and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome

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         restriction not adequately disclosed in the Registration Statements and the Prospectus.

                 (i) As of the date hereof, the Company owns 8,000,000 shares of common stock of Concurrent, is the sole registered owner of such shares and has good title thereto, free and clear of any liens or other encumbrances other than those created by the Share Holding Agreement, dated as of June 26, 1996, between the Company and Concurrent or otherwise disclosed in the Prospectus.

                 (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or, results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statements and the Prospectus.

                 (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                 (l) (i) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company, formerly the Trusted Systems Division of Harris Computer Systems Corporation, as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                          (ii) The financial statements, including the notes thereto, incorporated by reference in the Registration Statements and the Prospectus present fairly the financial position of Harris Computer Systems Corporation as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statements, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statements present fairly the information required to be stated therein.

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                          (iii)  The pro forma condensed consolidated balance
         sheet and condensed consolidated statements of operations and the related notes thereto set forth in the Registration Statements and the Prospectus with respect to the Company have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma basis described therein, and in the opinion of the Company, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

                 (m) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statements or otherwise in connection with the sale of the Shares contemplated hereby.

                 (n) Except as otherwise disclosed in the Registration Statements and the Prospectus, neither the Company nor any subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                 (o) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                 (p) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statements and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (q) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

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                 (r)  No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                 (s) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                 (t) The Company has filed all federal, state and local income and franchise tax returns required to be filed (or has obtained a valid extension) through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) resulted in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statements and the Prospectus.

                 (u) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject.

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                 (v)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

                 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and agrees that:

                 (a) The Selling Stockholder has, and immediately prior to the Closing Date the Selling Stockholder will have, good and marketable title to the shares of Shares to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims other than created by the Power of Attorney and the Custody Agreement; and upon payment for, and delivery of, the shares of Common Stock to be sold by the Selling Stockholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire all of the rights of the Selling Stockholder in such Shares and will also acquire the interest of the Selling Stockholder in such Shares free of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York).

                 (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with CyberGuard Corporation, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

                 (c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders the "Powers of Attorney") appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

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                 (d)  The Selling Stockholder has full right, power and
         authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not (i) violate or conflict with any provision of the certificate of incorporation, by-laws or comparable organizational documents of the Selling Stockholder, if applicable, or any of its subsidiaries, (ii) in any material respect, conflict with or result in a breach of any of the terms and provisions of or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any agreement, instrument, franchise, license or permit to which the Selling Stockholder is a party or by which any of such Selling Stockholder's properties or assets may be bound or (iii) violate or conflict in any material respect with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the sale and delivery of the Shares to be sold and delivered by the Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                 (e) At the time of the effectiveness of the Primary Registration Statement (and the Rule 462(b) Registration Statement, if any) or the effectiveness of any post-effective amendment to the Registration Statements, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any, the Registration Statements and the Prospectus and any amendments thereof and supplements thereto does not or will not contain an untrue statement of a material fact relating to the Selling Stockholder set forth under the caption "Principal and Selling Shareholders"

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         (the "Selling Stockholder Information") and does not or will not omit to state any such material fact required to be stated therein or necessary in order to make the Selling Stockholder Information (i) in the case of the Registration Statements, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Primary Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto did not contain an untrue statement of a material fact relating to the Selling Stockholder Information and did not omit to state any such material fact required to be stated therein or necessary in order to make the Selling Stockholder Information in light of the circumstances under which they were made not misleading. With respect to Concurrent Computer Corporation as a Selling Stockholder ("Concurrent"), Concurrent represents and warrants that Concurrent is not, and is not proposed to be, a party to any material transaction or material contract involving the Company which is to be performed, in whole or in part, on or after the date hereof, except for those transactions and contracts described in the Prospectus; provided, however, that Concurrent is not providing any representation or warranty with respect to the accuracy or completeness of the description of such transactions and contracts set forth in the Prospectus.

                 (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                 3.  Purchase, Sale and Delivery of the Shares.

                 (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 1,797,978 shares of Common Stock and each Selling Stockholder hereby agrees to sell the number of shares of Common Stock set opposite their name in Schedule I hereto, severally and not jointly, to the Underwriters and the Underwriters, severally and not jointly, agree to purchase, at a purchase price per share of $__, the number of Firm Shares set forth opposite the respective names of the Underwriters in
Schedule II hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

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                 (b)  Payment of the purchase price for, and delivery of
certificates for, the Shares shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholders by wire transfer in same day funds to the account of the Company and the Selling Stockholders, respectively, as the case may be, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Selling Stockholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                 (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 375,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                 The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares purchased by the Underwriters, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                 Payment for the Additional Shares shall be made by wire transfer in same day funds to the account of the Company, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

                 4. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

                 5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                 (a) If the Primary Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Primary Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If necessary, the Company will prepare a 462(b) Registration Statement in a form approved by you and to file such Rule 462(b) Registration Statement with the Commission on the date hereof. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                 The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when Registration Statements and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statements or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statements or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statements or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Primary Registration Statement before or after the effective date of the Primary Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                 (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statements to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statements or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statements declared effective as soon as possible.

                 (c) The Company will promptly deliver to you four signed copies of the Primary Registration Statement and the 462(b) Registration Statement, if any, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statements, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Primary Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

                 (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Primary Registration Statement to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                 (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Primary Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Primary Registration Statement.

                 (f) From the date hereof until 180 days after the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Company's capital stock or securities exercisable for, or convertible or exchangeable into, shares of the Company's capital stock, without your prior written consent, and the Company will use its best efforts to obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than (i) the sale of the Shares hereunder; (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options; and
         (iii) the issuance of stock options pursuant to the Company's existing stock option plans provided that such options shall not be exercisable within such 180-day period.

                 (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of
         (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                 (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                 (i) The Company will use its best efforts to cause the Shares to be sold by the Company to be included in the

         National Association of Securities Dealers Automated Quotation National Market System.

                 (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to
         Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                 6. Covenants of the Selling Stockholders. Each Selling Stockholder agrees:

                 (a) That the Shares to be sold by the Selling Stockholder hereunder are subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

                 (b) To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

                 7. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statements, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the National Association of Securities Dealers

Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares; and (vii) the cost and charges of any transfer agent or registrar. The Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian (and any other attorney-in-fact) and any transfer taxes payable in connection with their respective sales of Shares to the Underwriters, including the costs of delivering and distributing the Custody Agreements and the Powers of Attorney.

                 8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Simpson Thacher & Bartlett ("Underwriters' Counsel") pursuant to this Section 8 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following additional conditions:

                 (a) The Primary Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; the Rule 462(b) Registration Statement, if any, shall have been filed with the Commission in a timely fashion in accordance with Section 1(a) hereof; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 1(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                 (b) At the Closing Date you shall have received the opinion of Holland & Knight, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                             (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.


                            (ii) The Company has an authorized capital stock as set forth in the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock and the Shares conform to the descriptions thereof contained in the Prospectus.

                           (iii) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation, on the National Association of Securities Dealers Automated Quotation National Market System.

                            (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                             (v) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                            (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the

         Company is a party or by which it or its properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                (vii) The Registration Statements and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statements and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                (viii) The Registration Statements are effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statements or any post- effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                (ix) The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

                (x) Except as otherwise disclosed in the Registration Statements and the Prospectus, the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

        In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and based on the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statements, at the time each became effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 434, if applicable (which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 1995, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 1995 and March 31, 1996, the Company's Current Reports on Form 8-K dated April 10, 1996 and as amended on June 18, 1996 and dated July 11, 1996, and the description of the Company's Common Stock contained in the Registration Statement on Form 10 filed with the Commission on September 29, 1994, each as filed under the Exchange Act), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

        (c) At the Closing Date you shall have received the opinion of Karen G. Fink, the General Counsel for Concurrent Computer Corporation dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                (i) Concurrent has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement. The execution, delivery, and performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby by Concurrent does not and will not (A) violate or conflict with any provision of the certificate of incorporation, by-laws or comparable organizational documents of Concurrent, or to such counsel's best knowledge, any of its subsidiaries, (B) to the best knowledge of such counsel, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Concurrent pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which Concurrent is a party or by which Concurrent or Concurrent's properties or assets may be bound or (C) to the best knowledge of such counsel, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Concurrent or any of Concurrent's properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over Concurrent or any of Concurrent's properties or assets is required for the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement or the consummation of the transactions contemplated hereby or thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares sold by Concurrent (the "Concurrent Shares") by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of Concurrent.

                (iii) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by Concurrent and constitute valid and binding agreements of Concurrent.

                (iv) Upon payment for, and delivery of, the Concurrent Shares under this Agreement in accordance with the terms hereof, the Underwriters will acquire all of the rights of Concurrent in such Shares and will also acquire the interest of Concurrent in such Shares free of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York).

        In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; provided that the opinion of such counsel shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon; (B) as to matters of fact, to the extent they deem proper, upon a certificate of Concurrent in respect to matters of fact as to ownership of and the absence of adverse claims regarding, the Concurrent Shares, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate.

        (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statements and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iv) subsequent to the respective dates as of which information is given in the Primary Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

        (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from KPMG, independent public accountants for the Company, dated, respectively, as of the date of this Agreement (as used in this paragraph, the "initial letter") and as of the Closing Date (as used in this paragraph, the "bring-down letter") addressed to the Underwriters and in form and substance satisfactory to you, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring- down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

        (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

        (h) You shall have received from each person who is a director, officer or shareholder of the Company as have been heretofore designated by you and listed on Schedule III hereto a copy of the undertaking to be provided pursuant to Section 5(f) hereof to the effect that from the date hereof until 180 days after the Closing Date, such person will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Company's capital stock or securities exercisable for, or convertible or exchangeable into, shares of the Company's capital stock, without your prior written consent.

        (i) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys- in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct in all material respects as of the Closing Date and that the Selling Stockholder has complied in all material respects with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Closing Date.

        (j) At the Closing Date, the Shares to be sold by the Company shall have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

                 If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

        9.       Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                 (b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Stockholder contained in either of the Registration Statements or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission or alleged untrue statement or omission of the material fact contained in such preliminary prospectus was corrected in the Prospectus (or the

Prospectus as amended or supplemented). Notwithstanding the foregoing, no Selling Stockholder shall be liable or responsible for the payment of an amount pursuant to this Section 9 that exceeds the total proceeds received by such Selling Stockholder (net of underwriting discounts and commissions but before deducting expenses) from the sale of its Shares hereunder. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have including under this Agreement.

                 (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the directors of the Company and each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page and in the 2nd paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statements or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                 (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9), except to the extent it has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a final judgment. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                 10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the indemnified party any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Selling Stockholders, the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Selling Stockholders, the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Selling Stockholders, the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders, the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders and the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Selling Stockholders, the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholders, the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Selling Stockholders, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10 and the preceding sentence, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any Selling Stockholder be liable or responsible for the payment of an amount pursuant to this Section 10 that exceeds the total proceeds received by such Selling Stockholder (net of underwriting discounts and commissions but before deducting expenses) from the sale of its Shares hereunder and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Selling Stockholders or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                 11.      Default by an Underwriter.

                 (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                 (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 7, 9(a), 9(b) and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                 (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                 12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Selling Stockholders and the Company contained in this Agreement, including the agreements contained in Section 7, the indemnity agreements contained in
Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 7, 9, 10 and 13(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

                 13.      Effective Date of Agreement; Termination.

                 (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Selling Shareholders, the Company or the

Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 7, 9 and 10 hereof shall at all times be in full force and effect.

                 (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or the over-the-counter market, shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any such exchange or market by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                 (c) Any notice of termination pursuant to this Section 13 shall be by telephone, confirmed in writing in accordance with Section 14.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                 14. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed, telecopied or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Stephen M. Parish; if sent to the Company, shall be mailed, delivered, or telegraphed, telecopied or telexed and confirmed in writing to the Company, 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309,
Attention: Robert L. Carberry. If to any Selling Stockholders, shall be mailed, delivered or telexed or telegraphed and confirmed in writing, to such Selling Stockholder at the address set forth on Schedule II hereto.

                 15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10, and their respective personal representatives, successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

                 If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                     Very truly yours,

                                     CYBERGUARD CORPORATION




                                     By
                                        -----------------------------
                                        Name:
                                        Title:



                                     The Selling Stockholders named
                                     in Schedule I to this Agreement




                                     By
                                        -----------------------------
                                        Attorney-in-Fact



Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
COWEN & COMPANY
FURMAN SELZ LLC

On behalf of themselves and the other
Underwriters named in Schedule II hereto.

By:      BEAR, STEARNS & CO. INC.



         By:
             -----------------------------------
             Name:
             Title:

                                   SCHEDULE I


                                                   Number of CyberGuard Shares

Concurrent Computer Corporation
  2 Crescent Place
  Oceanport, New Jersey 07757                                          341,589

E. Courtney Siegel
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                       150,895

Daniel S. Dunleavy
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                        61,312

Michael N. Smith
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                        37,975

Robert T. Menzel
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                        37,922

Robert E. Chism
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                        37,829

Bradley C. Lesher
  c/o CyberGuard Corporation
  2101 West Cypress Creek Road
  Fort Lauderdale, Florida 33309                                        34,500

                                  SCHEDULE II



                                                   Number of Cyberguard
                 Name of Underwriter               Shares to be Purchased
                 -------------------               ----------------------
Bear, Stearns & Co. Inc . . . . . . . . . .
Cowen & Company . . . . . . . . . . . . . .
Furman Selz LLC . . . . . . . . . . . . . .





                          Total. . . . . 2,500,000
                                         ---------

                                  SCHEDULE III


                               Lock-up Agreements


Concurrent Computer Corporation
Robert L. Carberry
Robert E. Chism
Daniel S. Dunleavy
Brian Foremny
Frank Gelbart
Katherine K. Hutchinson
C. Shelton James
Bradley C. Lesher
Michael Maguire
Robert T. Menzel
Robert F. Perks
Rick A. Siebenaler
E. Courtney Siegel
Michael N. Smith
Patrick O. Wheeler